SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014 (August 27, 2014)

Anchor BanCorp Wisconsin Inc.

(Exact Name of Registrant as Specified in its Charter)

Wisconsin	001-34955	39-1726871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Main Street, Madison, Wisconsin	57303
(Address of Principal Executive Office)	(Zip Code)

608-252-8700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 27, 2014, Anchor Bancorp Wisconsin Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Meeting”). Of the 9,050,000 shares of the Registrant’s common stock outstanding as of the record date of the meeting, 7,197,500 shares were present or represented by proxy at the Meeting.

All directors were re-elected for a one-year term at the Meeting. The items voted upon at the Meeting and votes for each proposal were as follows:

Proposal 1. Election of Directors.

Director	For	Withheld	Broker Non-Vote
Chris M. Bauer	7,197,500	0	0
Richard A. Bergstrom	7,197,500	0	0
Holly Cremer	7,197,500	0	0
Bradley E. Cooper	7,197,500	0	0
Martin S. Friedman	7,197,500	0	0
David L. Omachinski	7,197,500	0	0
Pat Richter	7,197,500	0	0

Proposal 2. Appointment of Independent Auditors.

For	Against	Abstain
7,197,500	0	0

Proposal 3. Approval of the 2014 Equity Incentive Plan.

For	Against	Abstain
7,197,500	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anchor BanCorp Wisconsin Inc.

Date: August 29, 2014	By:	/s/ Mark D. Timmerman
Executive Vice President, Secretary and General Counsel